EXHIBIT 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 10, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of Legg Mason Europe Fund (a series of Legg Mason Global Trust, Inc., hereafter referred to as the "Fund") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the incorporation by reference into the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 of our report dated February 10, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of Bartlett Value International Fund (a series of Bartlett Capital Trust, hereafter referred to as the "Trust") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the incorporation by reference in the Primary Class and Class A Shares Prospectus and the Institutional Class Shares Prospectus of the Fund, each dated April 28, 2000, and the Statement of Additional Information for the Fund, also dated April 28, 2000, of our report dated February 10, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report of the Fund, which Prospectuses and Statement of Additional Information are also incorporated by reference in the Registration Statement. We further consent to the incorporation by reference in the Class A and Class C Shares Prospectus and the Class Y Shares Prospectus of the Trust, each dated April 28, 2000, and the Statement of Additional Information for the Trust, also dated April 28, 2000 of our report dated February 10, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report of the Trust, which Prospectuses and Statement of Additional Information are also incorporated by reference in the Registration Statement. We further consent to the references to us under the headings "Other Fund Service Providers," "Additional Information about Legg Mason Europe Fund - Financial Highlights," and "Experts" appearing in such Combined Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP
Baltimore, Maryland
December 15, 2000